Exhibit 99.4

Dear Member:

I am writing to request your vote on an important matter and, just as importantly, to tell you of an investment opportunity.

Pursuant to a Plan of Reorganization from a Mutual Savings Association to a Mutual Holding Company and Stock Issuance Plan (the “Plan of Reorganization”), Seneca Savings will reorganize from a federal mutual savings and loan association (meaning no stockholders) into a two-tier federal mutual holding company structure. As a part of the reorganization, Seneca Financial Corp., the to-be-formed midtier stock holding company for Seneca Savings, is conducting an offering of shares of its common stock.

As a member of Seneca Savings, you have the right to vote on approval of the Plan of Reorganization, and you have a priority right to subscribe for shares of Seneca Financial Corp. common stock before the stock is offered to the local community and the public. Enclosed are materials further describing the Plan of Reorganization, the member vote, and the stock offering.

THE PROXY VOTE – The Plan of Reorganization requires the approval of our members. Your Board of Directors urges you to vote “FOR” approval of the Plan of Reorganization. Please note that the reorganization will not result in changes to account numbers, interest rates or other terms of your accounts with Seneca Savings. Deposit accounts will not be converted to stock, and your deposit accounts will continue to be insured by the FDIC up to the maximum legal limits. In addition, voting for approval of the Plan of Reorganization does not obligate you to purchase shares of our common stock.

You may have received more than one proxy card, depending on the number and ownership structure of your accounts. Please vote each proxy card you received. Not voting the enclosed proxy card will have the same effect as voting against the Plan of Reorganization. You may cast your votes immediately by telephone or internet by following the simple instructions on your proxy card. Alternatively, to vote by mail, please sign each proxy card received and mail the card(s) in the proxy reply envelope provided.

THE STOCK OFFERING - As a member of Seneca Savings, you have a priority right, but no obligation, to buy shares of Seneca Financial Corp. common stock during our subscription offering before the shares are made available for sale to the local community and the public. The common stock is being offered at $10.00 per share, and there will be no sales commission charged to purchasers during the offering. Please read the enclosed prospectus carefully before making any investment decision, including the section entitled

“Risk Factors.”

If you are interested in purchasing shares of Seneca Financial Corp. common stock, please complete the enclosed stock order form and return it with full payment. You may submit your stock order form and payment in one of three ways: 1) by mail using the stock order reply envelope provided; 2) by overnight delivery to the address indicated for that purpose on the stock order form; or 3) by hand-delivery to Seneca Savings’ main office located at 35 Oswego Street, Baldwinsville, New York. However, please know that all stock order forms, with full payment, must be received (not postmarked) by Noon, Eastern Time, on [                           , 2017]. Please do not mail stock order forms to Seneca Savings. We encourage subscribers to consider in-person or overnight delivery to enhance the likelihood that your order is received before the deadline. If you are considering purchasing common stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, as these orders require additional processing time.

I invite you to consider this opportunity to share in our future, and I thank you for your continued support as a Seneca Savings customer.

Sincerely,

Joseph G. Vitale

President and Chief Executive Officer

Questions? - Please call our Stock Information Center, toll-free, at [SIC PHONE].

Monday – Friday, 10:00 a.m. – 5:00 p.m., Eastern Time, except bank holidays.

This letter is not an offer to sell or a solicitation of an offer to buy shares of common stock. The offer is made only by the prospectus. The shares of common stock being sold are not savings accounts or deposits, and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

M

Dear friend and former depositor:

I am writing to tell you of an investment opportunity.

Pursuant to a Plan of Reorganization from a Mutual Savings Association to a Mutual Holding Company and Stock Issuance Plan (the “Plan of Reorganization”), Seneca Savings will reorganize from a federal mutual savings and loan association (meaning no stockholders) into a two-tier federal mutual holding company structure. As a part of the reorganization, Seneca Financial Corp., the to-be-formed mid-tier stock holding company for Seneca Savings, is conducting an offering of shares of its common stock.

Our records indicate that you were a depositor of Seneca Savings as of the close of business on March 31, 2016 or [June 30, 2017], whose account(s) was subsequently closed. As such, you have a priority right, but no obligation, to buy shares of Seneca Financial Corp. common stock during our subscription offering, before the shares are made available for sale to the local community and the general public. Enclosed are materials further describing the Plan of Reorganization and the stock offering.

The common stock is being offered at $10.00 per share, and there will be no sales commission charged to purchasers during the offering. Please read the enclosed prospectus carefully before making any investment decision, including the section entitled “Risk Factors.”

If you are interested in purchasing shares of Seneca Financial Corp. common stock, please complete the enclosed stock order form and return it with full payment. You may submit your stock order form and payment in one of three ways: 1) by mail, using the stock order reply envelope provided; 2) by overnight delivery to the address indicated for that purpose on the stock order form; or 3) by hand-delivery to Seneca Savings’ main office located at 35 Oswego Street, Baldwinsville, New York. However, please know that all stock order forms, with full payment, must be received (not postmarked) by Noon, Eastern Time, on [                         , 2017]. Please do not mail stock order forms to Seneca Savings. We encourage subscribers to consider in-person or overnight delivery to enhance the likelihood that your order is received before the deadline. If you are considering purchasing common stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, as these orders require additional processing time.

I invite you to consider this opportunity to share in our future, and I thank you for your past support as a Seneca Savings customer.

Sincerely,

Joseph G. Vitale

President and Chief Executive Officer

Questions? - Please call our Stock Information Center, toll-free, at [SIC PHONE].
Monday – Friday, 10:00 a.m. – 5:00 p.m., Eastern Time, except bank holidays.

This letter is not an offer to sell or a solicitation of an offer to buy shares of common stock. The offer is made only by the prospectus. The shares of common stock being sold are not savings accounts or deposits, and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

F

Dear friend and former depositor:

I am writing to tell you of a possible investment opportunity.

Pursuant to a Plan of Reorganization from a Mutual Savings Association to a Mutual Holding Company and Stock Issuance Plan (the “Plan of Reorganization”), Seneca Savings will reorganize from a federal mutual savings and loan association (meaning no stockholders) into a two-tier federal mutual holding company structure. As a part of the reorganization, Seneca Financial Corp., the to-be-formed mid-tier stock holding company for Seneca Savings, is conducting an offering of shares of its common stock.

Our records indicate that you were a depositor of Seneca Savings as of the close of business on March 31, 2016 or [June 30, 2017], whose account(s) was subsequently closed. As such, you have a priority right, but no obligation, to buy shares of Seneca Financial Corp. common stock during our subscription offering, before the shares are made available for sale to the local community and the general public. We did not register the common stock of Seneca Financial Corp. for sale in your state. We may, however, still be able to provide you an opportunity to invest by relying on an exemption from state securities registration. If you want to subscribe for shares of Seneca Financial Corp. common stock, please contact our Stock Information Center at the telephone number below for more information and to see if you may qualify for such an exemption. If you qualify for the exemption, we will promptly overnight to you a stock order form to complete.

You must contact us at least 48 hours in advance of the noon, Eastern time, ________, 2017 deadline to enhance the likelihood that your order is received prior to the deadline. We encourage subscribers to consider overnight delivery in order to meet the deadline.

I invite you to consider this opportunity to share in our future, and I thank you for your past support as a Seneca Savings customer.

Sincerely,

Joseph G. Vitale

President and Chief Executive Officer

Questions? - Please call our Stock Information Center, toll-free, at [SIC PHONE].

Monday – Friday, 10:00 a.m. – 5:00 p.m., Eastern Time, except bank holidays.

This letter is not an offer to sell or a solicitation of an offer to buy shares of common stock. The offer is made only by the prospectus. The shares of common stock being sold are not savings accounts or deposits, and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

F-1

Dear friend and former depositor:

Pursuant to a Plan of Reorganization from a Mutual Savings Association to a Mutual Holding Company and Stock Issuance Plan (the “Plan of Reorganization”), Seneca Savings will reorganize from a federal mutual savings and loan association (meaning no stockholders) into a two-tier federal mutual holding company structure. As a part of the reorganization, Seneca Financial Corp., the to-be-formed mid-tier stock holding company for Seneca Savings, is conducting an offering of shares of its common stock.

Our records indicate that you were a depositor of Seneca Savings as of the close of business on March 31, 2016 or [June 30, 2017], whose account(s) was subsequently closed. Unfortunately, we regret that we are unable to offer you common stock in the subscription offering. The laws of your jurisdiction require us to register the to-be-issued common stock of Seneca Financial Corp., and the number of eligible subscribers in your jurisdiction does not justify the expense of such registration. In addition, there is no applicable state securities exemption for this transaction.

If you have any questions about the enclosed, please call our Stock Information Center.

Sincerely,

Joseph G. Vitale

President and Chief Executive Officer

Questions? - Please call our Stock Information Center, toll-free, at [SIC PHONE].

Monday – Friday, 10:00 a.m. – 5:00 p.m., Eastern Time, except bank holidays.

This letter is not an offer to sell or a solicitation of an offer to buy shares of common stock. The offer is made only by the prospectus. The shares of common stock being sold are not savings accounts or deposits, and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

F-2

Dear Prospective Investor:

I am writing to tell you of an investment opportunity.

Pursuant to a Plan of Reorganization from a Mutual Savings Association to a Mutual Holding Company and Stock Issuance Plan (the “Plan of Reorganization”), Seneca Savings will reorganize from a federal mutual savings and loan association (meaning no stockholders) into a two-tier federal mutual holding company structure. As a part of the reorganization, Seneca Financial Corp., the to-be-formed mid-tier stock holding company for Seneca Savings, is conducting an offering of shares of its common stock.

We believe you may have an interest in investing in Seneca Financial Corp. common stock. Enclosed are materials further describing the Plan of Reorganization and the stock offering.

The common stock is being offered at $10.00 per share, and there will be no sales commission charged to purchasers during the offering. Please read the enclosed prospectus carefully before making any investment decision, including the section entitled “Risk Factors.”

If you are interested in purchasing shares of Seneca Financial Corp. common stock, you must complete and return the enclosed stock order form and return it with full payment. You may submit your stock order form and payment in one of three ways: 1) by mail, using the stock order reply envelope provided; 2) by overnight delivery to the address indicated for that purpose on the stock order form; or 3) by hand-delivery to Seneca Savings’ main office located at 35 Oswego Street, Baldwinsville, New York. However, please know that all stock order forms, with full payment, must be received (not postmarked) by Noon, Eastern Time, on [ , 2017]. Please do not mail stock order forms to Seneca Savings. We encourage subscribers to consider in-person or overnight delivery to enhance the likelihood that your order is received before the deadline. If you are considering purchasing common stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, as these orders require additional processing time.

I invite you to consider this opportunity to share in our future.

Sincerely,

Joseph G. Vitale

President and Chief Executive Officer

Questions? - Please call our Stock Information Center, toll-free, at [SIC PHONE].

Monday – Friday, 10:00 a.m. – 5:00 p.m., Eastern Time, except bank holidays.

This letter is not an offer to sell or a solicitation of an offer to buy shares of common stock. The offer is made only by the prospectus. The shares of common stock being sold are not savings accounts or deposits, and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

C

To Customers and Friends of Seneca Savings

Raymond James & Associates, Inc., a member of the Financial Industry Regulatory Authority, has been hired by Seneca Savings to assist it in reorganizing from a federal mutual savings and loan association to the two-tier federal mutual holding company structure. As a part of the reorganization, Seneca Financial Corp., the to-be-formed mid-tier stock holding company for Seneca Savings, is conducting an offering of shares of its common stock. Raymond James & Associates, Inc. is not affiliated with Seneca Savings or Seneca Financial Corp.

At the request of Seneca Financial Corp., we are enclosing materials explaining the reorganization and common stock offering. Please read the enclosed Prospectus carefully for a complete description of the stock offering, including the section titled “Risk Factors.” Seneca Financial Corp. has asked us to forward the Prospectus and accompanying documents to you in view of certain requirements of the securities laws in your state.

If you have questions regarding the reorganization and the stock offering, please call the Stock Information Center, toll free, at [SIC PHONE], Monday – Friday, 10:00 a.m. – 5:00 p.m., Eastern Time, except bank holidays.

Sincerely,

Raymond James & Associates, Inc.

This is letter not an offer to sell or a solicitation of an offer to buy shares of common stock. The offer is made only by the prospectus. The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

BD

Dear Member:

I am writing to request your vote on an important matter.

Pursuant to a Plan of Reorganization from a Mutual Savings Association to a Mutual Holding Company and Stock Issuance Plan (the “Plan of Reorganization”), Seneca Savings will reorganize from a federal mutual savings and loan association (meaning no stockholders) into a two-tier federal mutual holding company structure. As a part of the reorganization, Seneca Financial Corp., the to-be-formed mid-tier stock holding company for Seneca Savings, is conducting an offering of shares of its common stock.

The Plan of Reorganization requires the approval of our members. Your Board of Directors urges you to vote “FOR” approval of the Plan of Reorganization. Enclosed are materials further describing the Plan of Reorganization and the member vote.

Please note that the reorganization will not result in changes to account numbers, interest rates or other terms of your accounts with Seneca Savings. Deposit accounts will not be converted to stock, and your deposit accounts will continue to be insured by the FDIC up to the maximum legal limits.

You may have received more than one proxy card, depending on the number and ownership structure of your accounts. Please vote each proxy card you received. Not voting the enclosed proxy card will have the same effect as voting against the Plan of Reorganization. You may cast your votes immediately by telephone or internet by following the simple instructions on your proxy card. Alternatively, to vote by mail, please sign each proxy card received and mail the card(s) in the proxy reply envelope provided.

Unfortunately, although we are requesting that you vote for approval of the Plan of Reorganization, we regret that we are unable to offer you common stock in the subscription offering. The laws of your jurisdiction require us to register the to-be-issued common stock of Seneca Financial Corp., and the number of eligible subscribers in your jurisdiction does not justify the expense of such registration. In addition, there is no applicable state securities exemption for this transaction.

If you have any questions about the Plan of Reorganization and the member vote, please refer to the enclosed materials or call our Stock Information Center.

Thank you for your continued support as a Seneca Savings customer.

Sincerely,

Joseph G. Vitale

President and Chief Executive Officer

Questions? - Please call our Stock Information Center, toll-free, at [SIC PHONE].

Monday – Friday, 10:00 a.m. – 5:00 p.m., Eastern Time, except bank holidays.

This letter is not an offer to sell or a solicitation of an offer to buy shares of common stock. The offer is made only by the prospectus. The shares of common stock being sold are not savings accounts or deposits, and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Dear Member:

I am writing to request your vote on an important matter.

Pursuant to a Plan of Reorganization from a Mutual Savings Association to a Mutual Holding Company and Stock Issuance Plan (the “Plan of Reorganization”), Seneca Savings will reorganize from a federal mutual savings and loan association (meaning no stockholders) into a two-tier federal mutual holding company structure. As a part of the reorganization, Seneca Financial Corp., the to-be-formed mid-tier stock holding company for Seneca Savings, is conducting an offering of shares of its common stock. We did not register the common stock of Seneca Financial Corp. for sale in your state. We may, however, still be able to provide you an opportunity to invest by relying on an exemption from state securities registration. If you want to subscribe for shares of Seneca Financial Corp. common stock, please contact our Stock Information Center at the telephone number below for more information and to see if you may qualify for such an exemption. If you qualify for the exemption, we will promptly overnight to you a stock order form to complete.

You must contact us at least 48 hours in advance of the noon, Eastern time, ________, 2017 deadline to enhance the likelihood that your order is received prior to the deadline. We encourage subscribers to consider overnight delivery in order to meet the deadline.

The Plan of Reorganization also requires the approval of our members. Your Board of Directors urges you to vote “FOR” approval of the Plan of Reorganization. Enclosed are materials further describing the Plan of Reorganization and the member vote.

Please note that the reorganization will not result in changes to account numbers, interest rates or other terms of your accounts with Seneca Savings. Deposit accounts will not be converted to stock, and your deposit accounts will continue to be insured by the FDIC up to the maximum legal limits.

You may have received more than one proxy card, depending on the number and ownership structure of your accounts. Please vote each proxy card you received. Not voting the enclosed proxy card will have the same effect as voting against the Plan of Reorganization. You may cast your votes immediately by telephone or internet by following the simple instructions on your proxy card. Alternatively, to vote by mail, please sign each proxy card received and mail the card(s) in the proxy reply envelope provided.

If you have any questions about the Plan of Reorganization, the member vote or the stock offering, please refer to the enclosed materials or call our Stock Information Center.

Thank you for your continued support as a Seneca Savings customer.

Sincerely,

Joseph G. Vitale

President and Chief Executive Officer

Questions? - Please call our Stock Information Center, toll-free, at [SIC PHONE].

Monday – Friday, 10:00 a.m. – 5:00 p.m., Eastern Time, except bank holidays.

This letter is not an offer to sell or a solicitation of an offer to buy shares of common stock. The offer is made only by the prospectus. The shares of common stock being sold are not savings accounts or deposits, and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Dear Member or Former Depositor:

Enclosed please find a stock order form and an investor affidavit for you to complete.

The investor affidavit must be completed, signed and notarized in order for us to accept your stock subscription under the securities laws of the state where you reside. Please read the enclosed prospectus carefully before making any investment decision.

If you are interested in purchasing shares of Seneca Financial Corp. common stock, please complete the enclosed stock order form and return it with the investor affidavit and full payment. You may submit your stock order form, investor affidavit and payment in one of three ways: 1) by mail, using the stock order reply envelope provided; 2) by overnight delivery to the address indicated for that purpose on the stock order form; or 3) by hand-delivery to Seneca Savings’ main office located at 35 Oswego Street, Baldwinsville, New York. However, please know that all stock order forms, with the investor affidavit and full payment, must be received (not postmarked) by Noon, Eastern Time, on [      , 2017]. Please do not mail stock order forms to Seneca Savings. We encourage subscribers to consider in-person or overnight delivery to enhance the likelihood that your order is received before the deadline. If you are considering purchasing common stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, as these orders require additional processing time.

If you have any questions about the enclosed, please call our Stock Information Center.

Thank you for your continued support of Seneca Savings.

Sincerely,

Joseph G. Vitale

President and Chief Executive Officer

Questions? - Please call our Stock Information Center, toll-free, at [SIC PHONE].

Monday – Friday, 10:00 a.m. – 5:00 p.m., Eastern Time, except bank holidays.

This letter is not an offer to sell or a solicitation of an offer to buy shares of common stock. The offer is made only by the prospectus. The shares of common stock being sold are not savings accounts or deposits, and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

IMPORTANT
NOTICE

THIS PACKAGE INCLUDES

A PROXY CARD

REQUIRING YOUR PROMPT

ATTENTION.

YOU MAY HAVE RECEIVED

MORE THAN ONE PACKAGE.

PLEASE VOTE EACH

PROXY CARD RECEIVED.

THERE ARE NO

DUPLICATE CARDS.

THANK YOU!

Frequently Asked Questions

About Our Reorganization and Stock Offering

This pamphlet answers questions about our reorganization and the related common stock offering. Investing in shares of common stock involves certain risks. Before making an investment decision, please read the enclosed Prospectus carefully, including the section entitled “Risk Factors.”

THE REORGANIZATION

What is the reorganization?

Under our Plan of Reorganization from a Mutual Savings Association to a Mutual Holding Company and Stock Issuance Plan (the “Plan of Reorganization”), Seneca Savings will reorganize from a federal mutual savings association (meaning no stockholders) to the two-tier federal mutual holding company structure. Concurrently with the reorganization, Seneca Financial Corp., the to-be-formed mid-tier stock holding company for Seneca Savings, is offering for sale shares of its common stock. Upon completion of the reorganization, the common stock of Seneca Financial Corp. will be 46% owned by stockholders who purchase shares in the offering, and 54% will be owned by Seneca Financial MHC, our federally chartered mutual holding company. See “Summary – Our Reorganization into a Mutual Holding Company and the Offering” in the enclosed prospectus for additional details and a diagram of our corporate structure following the reorganization and offering.

What are the reasons for the reorganization and offering?

The primary reasons for our decision to reorganize into a mutual holding company and conduct the offering are to establish an organizational structure that will enable us to: increase our capital to support future growth and profitability, although we currently have capital well in excess of all applicable regulatory requirements; compete more effectively in the financial services marketplace; offer our depositors, employees, management and directors an equity ownership interest in Seneca Savings, and thereby an economic interest in our future success; attract and retain qualified personnel by establishing stock-based benefit plans; and increase our flexibility to structure and finance the expansion of our operations, including potential acquisitions of other financial institutions and establishing or purchasing branches.

Will members notice any change in Seneca Savings’ day-to-day activities as a result of the reorganization and the offering?

No. It will be business as usual. The reorganization is a change in our corporate structure. There are no planned changes in our staffing or office locations as a result of the reorganization. Customers will continue to conduct business with Seneca Savings as they have in the past.

Will the reorganization and offering affect members’ deposit accounts or loans with Seneca Savings?

No. The reorganization and offering will not affect the balance or terms of deposits or loans, and deposits will continue to be federally insured by the Federal Deposit Insurance Corporation up to the maximum legal limit. Deposit accounts will not be converted to stock.

THE PROXY VOTE

Why should I vote on the Plan of Reorganization?

Your vote “For” the Plan of Reorganization is very important to us. For the reasons described above, our Board of Directors has determined that the reorganization is in the best interests of Seneca Savings, our members and the communities we serve. Without member approval, we cannot implement the Plan of Reorganization.

What happens if I do not vote?

Not voting will have the same effect as voting “Against” the Plan of Reorganization. Approval of the Plan of Reorganization requires the affirmative vote of the majority of all votes eligible to be cast. For this reason, failure to vote all of the proxy cards you receive will have the same effect as voting “Against” the Plan of Reorganization. Without sufficient favorable votes, we cannot proceed with the reorganization and the offering.

How do I vote?

You can vote by internet or telephone, or by mailing your signed proxy card(s) in the postage-paid envelope marked “PROXY RETURN”. You may also deliver your signed proxy card(s) in person at any Seneca Savings branch office. Detailed voting instructions are included with your proxy card(s). PLEASE VOTE PROMPTLY.

How many votes do I have?

Depositors at the close of business on July 31, 2017 who remain depositors as of the special meeting date receive one vote for each $100 or fraction thereof on deposit. Borrowers as of March 24, 2017 who maintained such borrowings as of July 31, 2017 and as of the special meeting date receive one vote in addition to any votes they may receive as depositors. However, no member may cast more than 1,000 votes. Proxy cards are not imprinted with the number of votes. Votes will be automatically tallied by computer.

Why did I receive more than one proxy card?

If you had more than one deposit or loan account as of July 31, 2017, you may have received more than one proxy card, depending on the ownership structure of your accounts. These are not duplicate proxy cards. Please promptly vote each proxy card you receive. We will not count your vote twice.

More than one name appears on my proxy card. Who must sign?

The names reflect the title of your accounts with Seneca Savings. Proxy cards for joint accounts require the signature of only one of the accountholders. Proxy cards for trust or custodial accounts must be signed by the trustee or the custodian, not the listed beneficiary.

THE STOCK OFFERING AND PURCHASING SHARES

How many shares are being offered and at what price?

Seneca Financial Corp. is offering for sale between 586,500 and 793,500 shares of common stock (subject to increase to 912,525 shares) at $10.00 per share. A minimum of 586,500 shares must be sold in order for us to complete the reorganization and stock offering. Investors will not pay a commission to purchase shares of common stock in the offering.

Who is eligible to purchase stock during the offering?

Non-transferable rights to subscribe for shares of Seneca Financial Corp. common stock in the Subscription Offering have been granted to eligible members and benefit plans of Seneca Savings.

Subscription Offering purchase priorities are as follows:

Priority 1 – Depositors of Seneca Savings with aggregate deposit account balances of $50 or more at the close of business on March 31, 2016;

Priority 2 – Our tax-qualified employee plans;

Priority 3 – Depositors of Seneca Savings with aggregate deposit account balances of $50 or more at the close of business on June 30, 2017; and

Priority 4 – Depositors of Seneca Savings at the close of business on July 31, 2017 and borrowers from Seneca Savings as of March 24, 2017 who maintained such borrowings as of the close of business on July 31, 2017, who are not eligible in priorities 1 or 3, above.

Shares of common stock not purchased in the Subscription Offering may be offered for sale to the public in a Community Offering, with a preference given first to natural persons (including trusts of natural persons) residing in the New York Counties of Cayuga, Cortland, Madison, Oneida and Onondaga.

Shares not sold in the Subscription and Community Offerings may be offered for sale to the general public through a Syndicated Community Offering.

I am eligible to subscribe for shares of common stock in the subscription offering but I am not interested in investing. May I allow someone else to use my stock order form to take advantage of my priority as a member of Seneca Savings?

No. Subscription rights are non-transferable! Federal regulations prohibit you from transferring your subscription rights. If you order shares of common stock in the subscription offering, you will be required to state that you are purchasing the common stock for yourself and that you have no agreement or understanding to sell or transfer your subscription rights or the shares to others. On occasion, unscrupulous people attempt to persuade accountholders to transfer subscription rights, or to purchase shares in the offering based on an understanding that the shares will be subsequently transferred to others. Participation in such schemes is against the law and may subject involved parties to prosecution. If you become aware of any such activities, please notify our Stock Information Center promptly so that we can take the necessary steps to protect our eligible members’ subscription rights in the offering.

How do I buy shares during the subscription and community offerings?

Shares can be purchased by delivering a signed and completed original Stock Order Form, together with full payment. You may submit your stock order form and payment in one of three ways: 1) by mail, using the stock order reply envelope provided; 2) by overnight delivery to the address indicated for that purpose on the stock order form; or 3) by hand-delivery to Seneca Savings’ main office located at 35 Oswego Street, Baldwinsville, New York. However, please know that all stock order forms, with full payment, must be received (not postmarked) by Noon, Eastern Time, on [END DATE]. Please do not mail stock order forms to Seneca Savings. We encourage subscribers to consider in-person or overnight delivery to enhance the likelihood that your order is received before the deadline.

What is the deadline for purchasing shares?

The deadline for purchasing shares of common stock in the subscription and community offerings is Noon, Eastern Time, on [END DATE], unless we extend this deadline. If you wish to purchase shares of common stock, a properly completed and signed original Stock Order Form, together with full payment, must be received (not postmarked) by this time.

How may I pay for the shares?

Shares can be paid for in two ways. 1.) A personal check, bank check or money order made payable to Seneca Financial Corp.; or 2.) Authorizing us to withdraw available funds from the types of deposit accounts designated on the Stock Order Form. There is no penalty for early withdrawal from a certificate of deposit for the purpose of purchasing shares in the offering.

Seneca Savings is not permitted to lend funds to anyone for the purpose of purchasing shares of common stock in the offering. Additionally, you may not use a Seneca Savings line of credit check or any type of third party check to pay for shares of common stock. Please do not submit cash or wire transfers. You may not designate withdrawal from accounts with Seneca Savings which have check-writing privileges; instead, please write a check. If you request that we withdraw funds from an account with check writing privileges, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and we will immediately withdraw the amount from your checking account. You may not authorize direct withdrawal from a Seneca Savings retirement account. See information on IRAs below.

Will I earn interest on my funds?

Yes. If you pay by personal check, bank check or money order, you will earn interest at 0.05% per annum from the day we process your payment until the completion or termination of the offering. At that time, you will be issued a check for interest earned on these funds.

If you pay for shares by authorizing a withdrawal from a deposit account(s) with Seneca Savings, a hold will be placed on the account(s) for the authorized amount(s) when the order is processed. The funds will remain in the account(s) and will continue earning interest at the account’s contract rate until the withdrawal is made upon completion or termination of the offering.

Are there limits to how many shares I can order?

Yes. The minimum order is 25 shares ($250). No individual, or individuals exercising subscription rights through a single qualifying deposit or loan account held jointly, may purchase more than 15,000 shares ($150,000) of common stock. If any of the following purchase shares of common stock, their purchases when combined with your purchases cannot exceed 20,000 shares ($200,000) of common stock:

•	your spouse or relatives of you or your spouse living in your house;
•	most companies, trusts or other entities in which you are a trustee, have a substantial beneficial interest or hold a senior position; or
•	other persons who may be your associates or persons acting in concert with you.

May I use my Seneca Savings individual retirement account (“IRA”) to purchase shares?

You may be able to use funds currently held in retirement accounts with Seneca Savings. However, before you place your stock order, the funds you wish to use must be transferred to a self-directed retirement account maintained by an independent trustee or custodian, such as a brokerage firm. If you are interested in using IRA or any other retirement funds held at Seneca Savings or elsewhere, please call our Stock Information Center as soon as possible for guidance, but preferably at least two weeks before [END DATE], the offering deadline. Your ability to use such funds for this purchase may depend on time constraints because this type of purchase requires additional processing time, and may be subject to limitations and fees imposed by the institution where the funds are held.

May I change my mind after I place my order?

No. Your executed Stock Order Form may not be modified, amended or rescinded after receipt without our consent, unless the offering is not completed by [EXTENSION DATE].

Will the stock be insured?

No. Like any common stock, Seneca Financial Corp. common stock will NOT be insured.

Will dividends be paid on the shares of common stock?

No decision has been made with respect to the amount, if any, and timing of any dividend payments following the completion of the reorganization and offering. No assurances can be given that any dividends will be paid. See “Our Policy Regarding Dividends” in the enclosed prospectus for additional details.

How will Seneca Financial Corp. stock trade?

We expect that our common stock will be quoted on the OTC Pink Marketplace operated by OTC Markets Group (www.otcmarkets.com) upon conclusion of the stock offering. See “Market for the Common Stock” in the enclosed prospectus for additional details. Once the shares have begun trading, you may contact a firm offering investment services to buy or sell Seneca Financial Corp. shares.

If I purchase shares in the offering, how and when will I receive the shares?

All shares of common stock sold will be issued in what is called book entry form, and will be held electronically on the records of our transfer agent. Physical (paper) stock certificates will not be issued. A statement indicating ownership of shares sold in the subscription and community offerings will be mailed by our transfer agent to all persons receiving shares, at the registered address noted by them on their Stock Order Form. Statements will be mailed as soon as practicable following consummation of the reorganization. We expect trading in the stock to begin on the day of completion of the stock offering or the next business day. Until a statement indicating ownership of shares of common stock is available and delivered to purchasers, purchasers may not be able to sell the shares that they purchased, even though the common stock will have begun trading. Your ability to sell any shares before receiving an ownership statement will depend on arrangements you may make with a brokerage firm.

Why did I not receive an Order Form?

We are not required to register Seneca Financial Corp.’s common stock in a state in which less than ten eligible account holders, who otherwise would be eligible to subscribe for shares under the plan of reorganization, reside. We will make reasonable efforts to assist eligible account holders who reside in a state where no registration has taken place for such persons to qualify for applicable state securities law exemptions, which would allow such eligible account holders to subscribe for shares. However, if no applicable state securities law exemption exists for this transaction, we will not be able to offer shares of our common stock to such subscriber. Please call the Stock Information Center for more information or if you have any questions.

HOW TO GET FURTHER INFORMATION

Where can I call to get more information?

For more information, refer to the enclosed Prospectus or call our Stock Information Center, toll-free, at [SIC PHONE], Monday – Friday, 10:00 a.m. – 5:00 p.m., Eastern Time, except bank holidays.

First Reminder

VOTE “FOR” TODAY

PLEASE VOTE THE ENCLOSED
PROXY CARD TODAY.

If you haven’t yet voted the proxy card(s) we recently mailed to you in a large white package, please vote the enclosed replacement proxy card today. Please disregard this notice if you have already voted. If you received more than one of these reminders, please vote each proxy card received. Not voting will have the same effect as voting “Against” the Plan of Reorganization.

Your Board of Directors urges you
to vote “FOR” approval of the
Plan of Reorganization.

Please note:

•	Implementation of the Plan of Reorganization will not have any effect on your deposit accounts or loans at Seneca Savings.
•	Your deposit accounts will not be converted to common stock.
•	Voting will not require you to purchase common stock during the offering.

Please vote your proxy card by internet or telephone today, or sign and mail it in the envelope provided.

THANK YOU FOR YOUR SUPPORT!

Questions? - Call our Stock Information Center, toll-free, at ( ) ___-____. Monday – Friday, 10:00 a.m. – 5:00 p.m., Eastern Time, except bank holidays.

PG1

Second Reminder

VOTE “FOR” TODAY

HAVE YOU VOTED YET?
TIME IS RUNNING OUT.

The Special Meeting of Members of Seneca Savings is on

[_________, 2017]. Your proxy vote is requested before that date.
Our records indicate that you have not yet voted the
proxy card(s) we mailed to you.

IF YOU ARE UNSURE WHETHER YOU VOTED,

PLEASE VOTE THE ENCLOSED
REPLACEMENT PROXY CARD.

YOUR VOTES WILL NOT BE COUNTED TWICE.

Your Board of Directors urges you to vote
“FOR” the Plan of Reorganization.

Please note:

•	Implementation of the Plan of Reorganization will not have any effect on your deposit accounts or loans at Seneca Savings.
•	Your deposit accounts will not be converted to common stock.
•	Voting will not require you to purchase common stock during the offering.

THANK YOU FOR YOUR SUPPORT!

Questions? - Call our Stock Information Center, toll-free, at ( ) ___-____. Monday – Friday, 10:00 a.m. – 5:00 p.m., Eastern Time, except bank holidays.

PG2

Third Reminder

VOTE “FOR” TODAY

YOUR PROXY VOTE IS VERY

IMPORTANT! PLEASE VOTE THE
ENCLOSED PROXY CARD TODAY.

Depending on the ownership structure of your accounts, you may have been mailed multiple proxy cards. It is important to Seneca Savings that you vote all of the proxy votes to which you are entitled. If you are unsure whether you have voted ALL PROXY CARDS you have received, please vote the enclosed replacement proxy card today. Your votes cannot be counted twice. However, not voting will have the same effect as voting “Against” the Plan of Reorganization.

Please follow the instructions on your proxy card to vote by INTERNET or TELEPHONE today.

Your Board of Directors urges you to vote
“FOR” the Plan of Reorganization.

Please note:

•	Implementation of the Plan of Reorganization will not have any effect on your deposit accounts or loans at Seneca Savings.
•	Your deposit accounts will not be converted to common stock.
•	Voting will not require you to purchase common stock during the offering.

THANK YOU FOR YOUR SUPPORT!

Questions? - Call our Stock Information Center, toll-free, at ( ) ___-____. Monday – Friday, 10:00 a.m. – 5:00 p.m., Eastern Time, except bank holidays.

PG3

SUBSCRIPTION AND COMMUNITY OFFERING STOCK ORDER ACKNOWLEDGEMENT LETTER

Date

Name1

Name2

Address1

Address2

City, State Zip

STOCK ORDER ACKNOWLEDGEMENT

This letter acknowledges receipt of your order to purchase shares of Seneca Financial Corp. common stock. Please review the following information carefully to verify that we have accurately recorded your order. If any information does not agree with your records, please call our Stock Information Center, toll-free, at [SIC PHONE], Monday – Friday, 10:00 a.m. – 5:00 p.m., Eastern Time. Please refer to your Batch# and Order# listed below when contacting our Stock Information Center.

Stock Registration:	Other Order Information:
Name1	Batch #:
Name2	Order #:
Address1	Number of Shares Requested: ____________
Address2	Offering Priority: (subject to verification)
City, State Zip	Ownership Type:
Tax Id#:

This letter acknowledges only that your order and payment have been received. It does not guarantee that your order will be filled, either completely or partially. Purchase limitations and share allocation procedures in the event of an oversubscription are described in the prospectus dated [EFFECTIVE DATE], in the section entitled “The Reorganization and Offering—Offering of Common Stock” under the sub-headings, “Subscription Offering”, “Subscription Rights”, “Community Offering” and “Limitations on Purchase of Shares.”

The offering is scheduled to end at Noon, Eastern Time, on [END DATE]. It may take several weeks before stock ownership statements can be mailed and the newly issued shares begin trading. Your patience is appreciated.

Thank you for your order,

Seneca Financial Corp.

Description of Offering Priorities
SUBSCRIPTION OFFERING:
1.	Depositors of Seneca Savings with aggregate deposit account balances of $50 or more at the close of business on March 31, 2016;
2.	Seneca Savings tax qualified employee plans;
3.	Depositors of Seneca Savings with aggregate deposit account balances of $50 or more at the close of business on [SUPPLEMENTAL DATE];
4.	Depositors of Seneca Savings at the close of business on [VOTING DATE], or borrowers from Seneca Savings at March 24, 2017 who maintained such borrowings as of [VOTING DATE];
COMMUNITY OFFERING:
5.	Residents of the New York Counties of Cayuga, Cortland, Madison, Oneida and Onondaga; and
6.	Members of the general public.

STOCK OWNERSHIP STATEMENT MAILING LETTER

Dear Stockholder:

I am pleased to welcome you as a stockholder of Seneca Financial Corp. Thank you for your investment and your confidence in our organization. Your stock ownership statement is enclosed. Please review the statement carefully to make sure the registration name and address are correct. If you find an error or have questions about your stock registration, please contact American Stock Transfer & Trust Company, LLC, (“AST”), our transfer agent.

If you submitted a check or money order in full or partial payment for your stock order, you have received, or soon will receive, a check. It reflects interest earned at [____%] per annum, calculated from the date your order was processed through [CLOSING DATE]. If your stock order was paid in full or in part by authorizing a withdrawal from a Seneca Savings deposit account, the withdrawal was made on [CLOSING DATE]. Until then, interest was earned at your contract rate, and the interest remains in your account.

ONLINE ACCOUNT ACCESS:

Accessing the AST Web site is designed to be simple and secure. In order to access your Seneca Financial Corp. stockholder account online, please follow these steps:

Step 1: Go to http://www.astfinancial.com

Step 2: Click on Client Login located at the top right hand corner of the page.

Step 3: Click on Shareholders & Investors in the drop down menu.

Step 4: Click on Manage My Accounts then U.S. Shareholders & Investors then Manage My Shareholder Account.

Step 5: Click on Register on the left hand side of the screen and complete the short registration process to create your unique login ID. Please note the following classifications of ownership do not have online access to account information: Individual IRAs, Corporate Entities, Non-Resident U.S. Citizens, Resident Aliens, and U.S. Citizens Living Abroad.

If you need assistance, click the Contact Us link. A live customer service representative may be reached via the AST Web Chat button.

TELEPHONE AND E-MAIL ASSISTANCE:

You may reach an AST representative by dialing (800) 937-5449 and selecting Option 1 or by dialing (718) 921-8124. You may also e-mail AST at help@astfinancial.com.

Customer service representatives are available 8 a.m. to 8 p.m. Eastern Time, Monday through Friday.

FOR MAIL INQUIRIES:

To contact AST via postal mail:

Seneca Financial Corp

c/o American Stock Transfer & Trust Company, LLC

6201 15th Avenue

Brooklyn, NY 11219

Seneca Financial Corp. common stock is quoted on the OTC Pink Marketplace operated by the OTC Markets Group (www.otcmarkets.com). Should you wish to buy or sell Seneca Financial Corp. stock in the future, please contact a brokerage firm or other firm offering investment services.

Thank you for sharing in our company’s future.

Sincerely,

Joseph G. Vitale

President and Chief Executive Officer

[Optional – Lobby Poster – Vote]

HAVE YOU VOTED YET?

We wish to remind all eligible members to vote to approve our

Plan of Reorganization.

•	The Plan of Reorganization will not result in changes to our staff or your account relationships with Seneca Savings.

•	Your deposit accounts will continue to be insured by the FDIC up to the maximum legal limits.

•	Voting does not obligate you to purchase shares of common stock during our stock offering.

Your Board of Directors recommends that you join them in voting
“FOR” the Plan of Reorganization.

If you have questions about voting,

call our Stock Information Center, toll-free, at [SIC Phone],

Monday – Friday, 10:00 a.m. to 5:00 p.m., Eastern Time.

This notice is not an offer to sell or a solicitation of an offer to buy shares of common stock. The offer is made only by the prospectus. The shares of common stock being sold are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

[Optional – Lobby Poster – Stock Offering]

OUR STOCK OFFERING EXPIRES

[END DATE].

Seneca Financial Corp., the proposed holding company resulting from the reorganization of Seneca Savings into the mutual holding company structure, is conducting a common stock offering.

If you are an eligible member of Seneca Savings, you may have priority rights to participate in the offering.

During the offering shares may be purchased directly from Seneca Financial Corp. without paying a sales commission. However, the subscription offering for Seneca Savings’ eligible members is expected to end at Noon, Eastern Time, on [END DATE].

If you have questions about the stock offering,

call our Stock Information Center, toll-free, at [SIC Phone],

Monday – Friday, 10:00 a.m. to 5:00 p.m., Eastern Time.

This notice is not an offer to sell or a solicitation of an offer to buy shares of common stock. The offer is made only by the prospectus. The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

[Optional – Newspaper Ad – Stock Offering]

Proposed Holding Company for Seneca Savings, Baldwinsville, New York

UP TO 793,500 SHARES COMMON STOCK

(subject to increase to 912,525 shares)

$10.00 Per Share Purchase Price

Seneca Financial Corp. is conducting an offering of its common stock. During the offering, shares may be purchased directly from Seneca Financial Corp. without payment of a sales commission.

This offering is scheduled to end at Noon, Eastern Time, on [END DATE].

To receive a copy of the prospectus and stock order form,

call our Stock Information Center, toll-free, at [SIC PHONE].

The Stock Information Center is open Monday – Friday from 10:00 a.m. to 5:00 p.m., Eastern Time, excluding bank holidays.

This is not an offer to sell or a solicitation of an offer to buy shares of common stock. The offer is made only by the prospectus. The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

START OF OFFERING

Seneca Savings Website Message

Plan of Reorganization and Stock Offering Information

We are pleased to announce that materials were mailed on or about [MAIL DATE] regarding the Seneca Savings Plan of Reorganization and the related stock offering by Seneca Financial Corp. If you were a depositor as of March 31, 2016, [June 30, 2017], or [VOTING RECORD DATE], or a borrower as of March 24, 2017 who maintained such borrowings as of [VOTING RECORD DATE], you may have priority rights to purchase shares in the offering and we have mailed you a packet of materials describing the reorganization and stock offering. We encourage you to read the information carefully.

If you were a depositor of Seneca Savings as of [VOTING RECORD DATE], or a borrower as of March 24, 2017 who maintained such borrowings as of [VOTING RECORD DATE], one or more proxy cards have been mailed to you. WE ENCOURAGE YOU TO VOTE ALL PROXY CARDS RECEIVED AS PROMPTLY AS POSSIBLE.

A prospectus describing the Seneca Financial Corp. stock offering was also enclosed. The subscription offering for eligible members of Seneca Savings has commenced and continues until Noon, Eastern Time, on [END DATE], at which time all orders and payments must be received.

If you have questions about the stock offering or voting your proxy cards, call our Stock Information Center, toll-free, at [SIC Phone], Monday – Friday, 10:00 a.m. to 5:00 p.m., Eastern Time.

This is not an offer to sell or a solicitation of an offer to buy shares of common stock. The offer is made only by the prospectus. The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed the Federal Deposit Insurance Corporation or any other government agency.

END OF OFFERING

Seneca Savings Website Message

Stock Issuance Information

The Seneca Financial Corp. stock offering ended on [CLOSE DATE]. [Language to be taken from closing press release regarding the results of the offering.]

On or about [CLOSE DATE + 1], a statement reflecting ownership of shares sold in the offering will be mailed by First-Class Mail® to our new stockholders, at the registered address noted by them on their Stock Order Form.

On or about [REFUND MAIL DATE], interest [and refund (if applicable] checks will be mailed by First-Class Mail® to subscribers at the registered address noted by them on their Stock Order Form.

[Include next two paragraphs if the offering is oversubscribed:

Allocations are available by calling our Stock Information Center at [SIC PHONE]. Please have your order acknowledgement letter available when calling the Stock Information Center.

Notice to Subscribers not receiving all shares: Please be aware that while we believe the allocations to be final at this time, we reserve the right to make changes to allocations up to the time of trading. We recommend you verify the number of shares you received on the face of the stock ownership statement you will receive, prior to trading your shares. ]

Our transfer agent will be mailing all ownership statements and interest [and refund] checks. Our transfer agent is American Stock Transfer & Trust Company, LLC. You may reach an American Stock Transfer representative by dialing (800) 937-5449 and selecting Option 1 or by dialing (718) 921-8124. You may also e-mail American Stock Transfer at help@astfinancial.com.

We anticipate trading will begin on or about [TRADE DATE] on the OTC Pink Marketplace operated by OTC Markets Group (www.otcmarkets.com) [, under the trading symbol is “XXXX”.]

This is not an offer to sell or a solicitation of an offer to buy shares of common stock. The offer is made only by the prospectus. The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

VOTING SITE HYPERLINK (Optional – if hyperlink to voting site is supported)

Seneca Savings Website Message

HAVE YOU VOTED YET?

IF NOT, VOTE TODAY!

Our eligible members as of [VOTING RECORD DATE] were mailed proxy card(s) and other materials requesting them to cast their votes to approve our Plan of Reorganization.

If you received proxy cards but have not yet voted, a quick way to vote is to click on “Vote Now” below. This will link you to our internet voting site.

VOTE NOW (click here)

HYPERLINK= www.proxyvotenow.com/seneca

Thank you for taking a moment to cast your vote online. Have your proxy card in hand so that you can enter online the 12-digit control number printed on your proxy card.

We hope that you will vote “FOR” the Plan of Reorganization. If you have questions about voting, please call our Stock Information Center, toll-free, at [SIC PHONE], Monday - Friday, 10:00 a.m. to 5:00 p.m., Eastern Time.

VOTE REMINDER NOTICE (Optional – if hyperlink to voting site is NOT supported)

Seneca Savings Website Message

HAVE YOU VOTED YET?

IF NOT, VOTE TODAY!

Our eligible members as of [VOTING RECORD DATE] were mailed proxy card(s) and other materials requesting them to their cast votes to approve our Plan of Reorganization.

If you received proxy cards but have not voted, please vote by mail, or by following the telephone or internet voting instructions attached to your proxy card(s).

We hope that you will vote “FOR” the Plan of Reorganization. If you have questions about voting, please call our Stock Information Center, toll-free, at [SIC PHONE], Monday - Friday, 10:00 a.m. to 5:00 p.m., Eastern Time.